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                                                                     EXHIBIT 3.7



                                                          State of Delaware
                                                          Secretary of State
                                                      Division of Corporations
                                                   Delivered 01:13 PM 10/12/2004
                                                     FILED 01:20 PM 10/12/2004
                                                   SRV 040734579 - 3789938 FILE


                              AMENDED AND RESTATED
                              CERTIFICATE OF TRUST
                                       OF
                      MACQUARIE INFRASTRUCTURE ASSETS TRUST

                        Pursuant to Section 3810 of the
                          Delaware Statutory Trust Act

            This Amended and Restated Certificate of Trust of Macquarie Infrastructure Assets Trust (the "Trust") dated as of October 12, 2004, is being duly executed and filed by a Regular Trustee, in accordance with the provisions of Section 6 Del. C. 3810 of the Delaware Statutory Trust Act, for purposes of changing the Trust's name from Macquarie Infrastructure Assets Trust to Macquarie Infrastructure Company Trust, and otherwise restating the original Certificate of Trust of Macquarie Infrastructure Assets Trust, which was filed on April 13, 2004 with the Office of the Secretary of State of the State of Delaware (the "Certificate") to form a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. Sections 3801, et seq.

            The Certificate is hereby amended and restated in its entirety to read as follows:

            1. Name. The name of the statutory trust formed hereby is Macquarie Infrastructure Company Trust.

            2. Delaware Trustee. The name and address of the Trustee of the Trust with a principal place of business in the State of Delaware is Wells Fargo Delaware Trust Company, 919 N. Market Street, Suite 700, Wilmington, DE 19801.

            3. Effective Date. This Certificate of Trust shall become effective upon filing in the office of the Secretary of State of the State of Delaware.

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            IN WITNESS WHEREOF, the undersigned, as a Regular Trustee, has executed this Amended and Restated Certificate of Trust as of the date first above written.

                                       /s/ Peter Stokes
                                       ---------------------------------
                                       Name: Peter Stokes
                                       Title: Regular Trustee